                                                                    EXHIBIT 99.1




                            METHODE ELECTRONICS, INC.
                               401(K) SAVINGS PLAN
                      (AS AMENDED THROUGH AUGUST 31, 2000)

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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
SECTION 1 - GENERAL...............................................................................................1
                  1.1      Purpose and Effective Date.............................................................1
                  1.2      The Employers and Related Companies....................................................1
                  1.3      Trust Agreement, Plan Administration...................................................1
                  1.4      Plan Year..............................................................................1
                  1.5      Accounting Date........................................................................1
                  1.6      Applicable Laws........................................................................1
                  1.7      Gender and Number......................................................................2
                  1.8      Notices................................................................................2
                  1.9      Evidence...............................................................................2
                  1.10     Action by Employers....................................................................2
                  1.11     No Reversion to Employers..............................................................2
                  1.12     References.............................................................................2

SECTION 2 - PARTICIPATION.........................................................................................2
                  2.1      Participants...........................................................................2
                  2.2      Continued Participation................................................................3
                  2.3      Participation Not Contract of Employment...............................................3
                  2.4      Extended Participation.................................................................3

SECTION 3 - SERVICE...............................................................................................3
                  3.1      Year of Service........................................................................3
                  3.2      Hour of Service........................................................................3

SECTION 4 - EMPLOYER CONTRIBUTIONS................................................................................4
                  4.1      Before-Tax Savings.....................................................................4
                  4.2      Before-Tax Savings Election............................................................5
                  4.3      Limitations on the Amount of Before-Tax Savings........................................5
                  4.4      Nondiscrimination in Before-Tax Savings................................................6
                  4.5      Non-elective Employer Contributions....................................................8
                  4.6      Compensation...........................................................................8
                  4.7      Uniformed Services Employment and Reemployment Rights Act of 1994......................8

SECTION 5  - ROLLOVER CONTRIBUTIONS AND VESTED TRANSFERS..........................................................8
                  5.1      Rollover Contributions.................................................................8
                  5.2      Vested Transfers.......................................................................8

SECTION 6  -  PARTICIPANTS' ACCOUNTS..............................................................................9
                  6.1      Participants' Accounts.................................................................9
                  6.2      Allocation and Crediting of Employer Contributions.....................................9

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                  6.3      Limitation on Amount Credited to Participants..........................................9

SECTION 7  - THE TRUST FUND, INVESTMENT FUNDS AND INVESTMENT
                  ELECTIONS .....................................................................................10
                  7.1      The Investment Funds..................................................................10
                  7.2      Investment Elections..................................................................12
                  7.3      Transfers Between Investment Funds....................................................13
                  7.4      Designation of Plan and Trust as an ERISA Section 404(c) Plan.........................13

SECTION 8  - PLAN ACCOUNTING.....................................................................................14
                  8.1      Earnings and Losses...................................................................14
                  8.2      Statement of Accounts.................................................................15

SECTION 9  - TERMINATION DATE....................................................................................15

SECTION 10 - DISTRIBUTION OF ACCOUNT BALANCES....................................................................15
                  10.1     Manner of Making Payments.............................................................15
                  10.2     Time for Distribution.................................................................16
                  10.3     Facility of Payment...................................................................17
                  10.4     Interests Not Transferable............................................................17
                  10.5     Absence of Guaranty...................................................................17
                  10.6     Designation of Beneficiary............................................................17
                  10.7     Missing Participants or Beneficiaries.................................................18
                  10.8     Loans to Participants.................................................................18
                  10.9     Hardship Withdrawals..................................................................20
                  10.10    Withdrawals After Age 59 1/2..........................................................20
                  10.11    Qualified Domestic Relations Order....................................................20
                  10.12    Direct Rollovers.  ...................................................................22
                  10.13    Federal Income Tax Withholding........................................................23

SECTION 11 - THE COMMITTEE.......................................................................................23
                  11.1     Membership............................................................................23
                  11.2     Rights, Powers and Duties.............................................................23
                  11.3     Delegation by Committee...............................................................24
                  11.4     Application of Rules..................................................................24
                  11.5     Information to be Furnished to the Committee..........................................24
                  11.6     Committee's Decision Final............................................................24
                  11.7     Remuneration and Expenses.............................................................24
                  11.8     Exercise of Committee's Duties........................................................24
                  11.9     Indemnification of the Committee......................................................24
                  11.10    Resignation or Removal of Committee Member............................................25
                  11.11    Appointment of Successor Committee Member.............................................25
                  11.12    Interested Committee Member...........................................................25


SECTION 12  - AMENDMENT AND TERMINATION..........................................................................25
                  12.1     Amendment.............................................................................25
                  12.2     Termination...........................................................................25
                  12.3     Merger and Consolidation of Plan, Transfer of Plan Assets.............................26
                  12.4     Vesting and Distribution on Termination and Partial Termination.......................26
                  12.5     Notice of Amendment, Termination or Partial Termination...............................26

SECTION 13 - TOP-HEAVY PROVISIONS................................................................................26

SECTION 14  - SPECIAL PROVISIONS.................................................................................27
                  14.1     Direct Transfers From Methode ESOP....................................................27
                  14.2     Effect of Spinoff of Stratos Lightwave, Inc. from Methode.............................28

                            METHODE ELECTRONICS, INC.
                              401 (K) SAVINGS PLAN
                      (As Amended Through August 31, 2000)

SECTION 1 - GENERAL

     1.1 PURPOSE AND EFFECTIVE DATE. Effective January 1, 1990, METHODE ELECTRONICS, INC., a Delaware corporation (the "Company"), established a savings plan known as the METHODE ELECTRONICS, INC. 401(K) SAVINGS PLAN (the "Prior Plan") to assist its eligible employees engaged in active employment in providing for their future security. The following provisions are an amendment, restatement and continuation of the Prior Plan effective as of March 1, 2000 (the "Effective Date," unless otherwise specifically indicated) in the form of the Methode Electronics, Inc. 401(K) Savings Plan (As Amended through August 31, 2000 (the "Plan").

     1.2 THE EMPLOYERS AND RELATED COMPANIES. The Company and each Related Company which adopts the Plan are referred to below collectively as the "Employers" and individually as an "Employer". The term "Related Company" means any corporation or trade or business during any period that it is, along with any Employer, a member of a controlled group of corporations, a controlled group of trades or businesses, or an affiliated service group, as described in sections 414(b), 414(c), 414(m) and 414(o), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder.

     1.3 TRUST AGREEMENT, PLAN ADMINISTRATION. All contributions made under the Plan will be held, managed and controlled by the trustees (the "Trustees") acting under a Trust which forms a part of the Plan. The terms of the Trust are set forth in a Trust Agreement known as the METHODE ELECTRONICS, INC. 401(K) SAVINGS TRUST (the "Trust"). Copies of the Trust and the Plan are on file at the office of the Secretary of the Company where they may be examined by any Participant. The provisions of and benefits under the Plan are subject to the terms and pro visions of the Trust. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") (as described in Section 11). The members of the Committee shall be "named fiduciaries", as described in section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to its authority under the Plan. The Company, acting through the Committee, whose members are appointed by the Company's Board of Directors, shall be the Administrator of the Plan and shall have the rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of ERISA and of a "plan administrator" as that term is defined in section 414(g) of the Code.

     1.4 PLAN YEAR. The term "Plan Year" means the Company's fiscal year which ends on the Saturday closest to April 30.

     1.5 ACCOUNTING DATE. The term "Accounting Date" means each business day of a Plan Year.

     1.6 APPLICABLE LAWS. The Plan shall be construed and administered in accordance with the laws of the state of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.7 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the plural shall include the singular, and the singular shall include the plural.

     1.8 NOTICES. Any notice or document required to be filed with any Employer or the Committee under the Plan may be delivered in person or mailed by registered mail, postage pre-paid, to such person in care of the Company at its principal administrative office. Any notice required under the Plan may be waived by the person entitled to notice.

     1.9 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reli able, and signed, made or presented by the proper party or parties.

     1.10 ACTION BY EMPLOYERS. Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors.

     1.11 NO REVERSION TO EMPLOYERS. No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for or diverted to purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as otherwise specifically provided under paragraph IV-7 of the Trust.

     1.12 REFERENCES. All references to the Code also refer to any comparable provisions of any future legislation that amends, supplements or supersedes the referenced sections.

SECTION 2 - PARTICIPATION

     2.1 PARTICIPANTS. Subject to the conditions and limitations of the Plan, each employee of an Employer who was a Participant in the Prior Plan immediately prior to the Effective Date will continue to be a Participant in the Plan. Subject to the conditions and limitations of the Plan, each other employee of an Employer will become a Participant in the Plan on the first day of any quarter of the Plan Year coincident with or following the date that he meets the following requirements:

     (a)  he has completed one Year of Service (as defined in subsection 3.1);
          and

     (b) he is employed as a member of a group of employees to which the Plan has been and continues to be extended, either by the unilateral action of an Employer, in the case of an employee who is not represented by a collective bargaining representative, or, if he is a member of a group of employees represented by a collective bargaining representative, through a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of the group of employees of which he is a member.

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Notwithstanding anything herein to the contrary, employees who are nonresident aliens with no U.S. source income are not eligible to participate in the Plan.

     2.2 CONTINUED PARTICIPATION. An employee who has once met the requirement of paragraph 2.1(a) shall not again be required to meet that requirement as a condition of eligibility and, if reemployed following a Termination Date (as described in Section 9), shall resume participation in the Plan on the later of his date of reemployment or the date on which he meets the requirement of paragraph 2.1(b).

     2.3 PARTICIPATION NOT CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

     2.4 EXTENDED PARTICIPATION. Subject to the terms and conditions of the Plan, when distribution of part or all of the benefits to which a Participant is entitled under the Plan is deferred beyond or cannot be made until after his Termination Date, during any period that a Participant is employed by an Employer but fails to meet the requirement set forth in paragraph 2.1(b) and during any period that a Participant continues in the employ of a Related Company, the Participant or, in the event of his death, his Beneficiary (as defined in subsection 10.6), will be considered and treated as a Participant for all purposes of the Plan, except as follows:

     (a) no Before-Tax Savings or Non-elective Employer Contributions will be credited to his Account (as described in subsection 6.1) for any period that he is employed by a Related Company, after his Termination Date or during any period that a Participant is employed by an Employer but fails to meet the requirement set forth in paragraph 2.1(b); and

     (b) the Beneficiary of a deceased Participant cannot designate a Beneficiary under subsection 10.6.

SECTION 3 - SERVICE

     3.1 YEAR OF SERVICE. The term "Year of Service" means, with respect to any employee or Participant, any twelve (12) consecutive month period commencing on the date on which the employee first completes an Hour of Service (as defined in sub-section 3.2), or any anniversary thereof, during which he completes at least 1000 Hours of Service. Hours of Service completed prior to the establishment of the Plan will be considered for the eligibility of all employees.

     3.2 HOUR OF SERVICE. Subject to the following provisions of this subsection 3.2, the term "Hour of Service" means, with respect to any employee or Participant, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or Participant or agreed to by an Employer or a Related Company. An employee or Participant shall be credited with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) for any period during which he is directly or indirectly compensated but performs no duties for an Employer or a Related company (irrespective of whether the employment relationship has terminated) by reason of:

     (a)  vacation,

     (b)  holiday,

     (c)  illness,

     (d)  incapacity,

     (e)  layoff,

     (f)  jury duty,

     (g)  military duty, or

     (h) leave of absence for which he is directly or indirectly paid or entitled to payment by an Employer or a Related Company;

provided, however, an employee or Participant shall not be credited with more than 501 Hours of Service under this subsection for any single continuous period during which he performs no duties for an Employer or Related Company. Payments considered for purposes of the foregoing shall include payments unrelated to the length or the period during which no duties are performed but shall not include payments made solely as reimbursement for medically-related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws. The Department of Labor regulations section 2530.200 (b) and (c) are incorporated herein by reference.

SECTION 4 - EMPLOYER CONTRIBUTIONS

     4.1 BEFORE-TAX SAVINGS. Subject to the following provisions of this subsection 4.1, each Employer shall contribute to the Trustee on behalf of each Participant for whom a Before Tax Savings Election (as described in subsection 4.2) is in effect within 30 days after the end of each calendar month, "Before-Tax Savings" equal to the amount by which the Participant's Compensation (as defined in subsection 4.5) from that Employer has been reduced during that month pursuant to the terms of the Before-Tax Savings Election. To the extent that Before-Tax Savings made on behalf of a Participant to this Plan and all other qualified employer plans (as defined in section 219(e)(3) of the Code) for any calendar year exceed $10,500 (adjusted each Plan Year to take into account any applicable cost-of-living adjustment provided for that year pursuant to regulations promulgated by the Secretary of the Treasury or his delegate under section 415(d) of the Code), they are "Excess Deferrals". Before the March 1 following the close of the calendar year, the Participant may allocate, by a writing filed with the Committee, any Excess Deferrals to the Plan and may specify the Investment Fund (as defined in subsection 7.1) from which such Excess Deferrals are to be distributed. No later than the April 15 following the close of the calendar year, the Plan will distri bute to the Participant any Excess Deferrals so designated and the income attributable to those amounts. Such distributions will not require the consent of the Participant's spouse and will not violate outstanding Qualified Domestic Relations Orders (as defined in subsection 10.10).

     4.2 BEFORE-TAX SAVINGS ELECTION. For purposes of the Plan, the term "Before-Tax Savings Election" means a written election by a Participant, filed with the Committee in such form and at such time as it may require, to have the amount of Compensation that would otherwise be payable to him each pay period during which the election is in effect reduced by an amount that is not less than two percent nor more than fifteen percent of Compensation for the relevant calendar year, in multiples of one percent thereof. A Participant may prospectively change the rate of reduction of his Compensation (within the limits set forth above) as of the first pay period of the next month by making an advance election at such time and in such manner as the Committee may require. A Participant may at any time suspend his Before-Tax Savings Election, and he may thereafter resume his Before-Tax Savings Election by making an advance election at such time and in such manner as the Committee may require to be effective as of the first pay period of the next month. Solely to conform the operation of the Plan to the requirements of subsections 4.3, 4.4 and 6.3, the Committee may unilaterally modify or revoke any Before-Tax Savings Election made by any Highly Compensated Employees (as defined in subsection 4.4) on the basis of any potential Excess Contributions attributable to each of such Highly Compensated Employees. Moreover, the Committee shall direct the Trustees to distribute to such Highly Compensated Employees the amount of actual Excess Contributions (and any income allocable thereto) for any Plan Year not later than the last day of the next following Plan Year, on the basis of the respective portions of the Excess Contributions attributable to each such Highly Compensated Employee (determined in accordance with the provisions of this subsection 4.2). The term "Excess Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of Before-Tax Savings paid to the Trustee on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted under subsection 4.4 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentage beginning with the highest of such percentages). In accordance with regulations issued by the Secretary of the Treasury, a Participant's Excess Deferrals are to be calculated and distributed first and then the Excess Contributions are to be allocated among the Highly Compensated Employees and distributed. Such distributions will not require the consent of the Participant's spouse and will not violate outstanding Qualified Domestic Relations Orders.

     4.3 LIMITATIONS ON THE AMOUNT OF BEFORE-TAX SAVINGS. In no event will the sum of Before-Tax Savings under the Plan for any Plan Year exceed an amount equal to the lesser of:

     (a) the maximum amount deductible for that Plan Year as an expense for Federal income tax purposes; or

     (b) the amount which can be credited in accordance with subsections 6.2 and 6.3, including any amounts held in a Suspense Account (as described in subsection 6.2).

     4.4 NONDISCRIMINATION IN BEFORE-TAX SAVINGS. The amount of Before-Tax Savings (including any Excess Deferrals) to be credited to a Participant's Accounts for any Plan Year shall satisfy the following test:

     If the Non-Highly             The Highly Compensated
     Compensated Group             Group may contribute
     contributes an                an average of:
     average of:

--------------------------------------------------------------------------------
     Under 2% of                   2 times the rate of
     Compensation                  the Non-Highly
                                   Compensated Group

     Between 2% - 8%               2% of pay more than
     of Compensation               the Non-Highly
                                   Compensated Group

     Over 8% of                    1 1/4 times the rate
     Compensation                  of the Non-Highly
                                   Compensated Group

     The term "Highly Compensated Employee" means any employee who:

     (a) was at any time during the Plan Year or the preceding Plan Year a 5% owner (as defined in section 416(i) of the Code) of any Employer; or

     (b)  for the Plan Year:

          (1) had compensation from the Employers and Related Companies in excess of $85,000 (as adjusted by the Secretary of the Treasury in accordance with Code Section 415(d)); and

          (2) if the Employer elects the application of this clause for such Plan Year, was in the top paid group of employees for such Plan Year. For purposes of this subsection, an employee is in the top paid group of employees for any year if the employee is in the group consisting of the top 20% of the employees when ranked on the basis of compensation paid during such year.

     A former employee will be considered a Highly Compensated Employee, if such former employee was a Highly Compensated Employee either when he separated from service with the Employers, or at any time after he attained age 55. The determination of whether an employee is a Highly Compensated Employee will be made with reference to the definitions provided in section 414(q) of the Code and any regulations issued by the Secretary of the Treasury thereunder (including any cost-of-living adjustments after the 1994 Plan Year to the dollar figures above). Compensation for this subsection 4.4 is compensation within the meaning of Code section 415(c) (3), including elective contributions to a Code Section 125 plan, a cash or deferred plan or a tax deferred annuity, if applicable.

     For purposes of this subsection and subsection 4.5, the "Highly Compensated Group" includes every Participant who is a Highly Compensated Employee. The "Non-Highly Compensated Group" includes every Participant who is not a Highly Compensated Employee.

     The "Actual Deferral Percentage" for a group of Participants is the average of the "Actual Deferral Ratios" of the Participants in that group for any Plan Year. A Participant's "Actual Deferral Ratio" is the sum of the Participant's Before- Tax Savings allocated to his Participant Before-Tax Savings Account in any Plan Year divided by the Participant's Compensation for that Plan Year.

     Solely to conform the operation of the Plan to the requirements of this subsection, the Committee may unilaterally modify or revoke any Before-Tax Savings Election made by any Highly Compensated Employees on the basis of any potential Excess Contributions (as defined below) attributable to each of such Highly Compensated Employees. Moreover, the Committee shall direct the Trustees to distribute to such Highly Compensated Employees the amount of actual Excess Contributions (and any income or losses allocable thereto) for any Plan Year, within 2-1/2 months after the close of the Plan Year, but in no event later than the last day of the next following Plan Year, on the basis of the respective portions of the Excess Contributions attributable to each such Highly Compensated Employee, determined in accordance with Treas. Reg. 1.401(k)-1(f)(2) and in the following manner. First, the dollar amount of Before-Tax Savings of the Highly Compensated Employee with the highest dollar amount of Before-Tax Savings is reduced to the extent necessary to meet the Actual Deferral Percentage Test or to cause the dollar amount of his Before-Tax Savings to equal the dollar amount of Before-Tax Savings of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Savings. The process is repeated until the Actual Deferral Percentage Test is satisfied.

     The term "Excess Contributions" means, with respect to any Plan Year, the excess of:

     (a) the aggregate amount of Before-Tax Savings paid to the Trustee on behalf of Highly Compensated Employees for such Plan Year, over

     (b) the maximum amount of such contributions permitted under the Actual Deferral Percentage Test.

     In accordance with regulations issued by the Secretary of the Treasury, a Participant's Excess Deferrals are to be calculated and distributed first and then the Excess Contributions are to be allocated among the Highly Compensated Employees and distributed. Such distributions will not require the consent of the Participant's spouse, will not violate outstanding Qualified Domestic Relations Orders and will not be subject to the hardship withdrawal provisions.

     4.5 NON-ELECTIVE EMPLOYER CONTRIBUTIONS. For each Plan Year, each Employer shall contribute to the Trustee on behalf of each Participant an amount equal to 3% of such Participant's Compensation for the portion of the Plan Year in which the individual was a Participant in the Plan. Contributions made under this subsection 4.5 shall be called "Non-elective Employer Contributions." Non-elective Employer Contributions shall be 100% vested and nonforfeitable at all times.

     Each Employer shall notify its employees within a reasonable period before the beginning of the Plan Year of the employees' rights and obligations under the Plan at such time and in such manner as is required by Code section 401(k)(12) and the regulations thereunder.

     This subsection is intended to satisfy the requirements of Code section 401(k)(12). For each Plan Year in which contributions are made under this subsection 4.5, the test described in subsection 4.4 above shall be deemed satisfied.

     4.6 COMPENSATION. For all purposes of the Plan, a Participant's "Compensation" means the total compensation paid to him by reason of his employment with the Employer (determined prior to any reduction thereof by operation of a Before-Tax Savings Election) which is includable on the Participant's W-2 Form. A Participant's Compensation in excess of $170,000 (adjusted each Plan Year beginning after 2000 to take into account any applicable cost-of-living adjustment provided for that year pursuant to provisions of Section 401(a) (17) of the Code and the regulations promulgated by the Secretary of the Treasury or his delegate under section 415(d) of the Code) for a Plan Year shall be disregarded.

     4.7 UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

SECTION 5 - ROLLOVER CONTRIBUTIONS AND VESTED TRANSFERS

     5.1 ROLLOVER CONTRIBUTIONS. An employee or Participant may, with the consent of the Committee, make a Rollover Contribution (as defined below) to the Plan. Immediately following the receipt of the Rollover Contribution, the Committee shall maintain a special account that reflects the amount of the Rollover Contribution and any income, losses, appreciation and depreciation attributable thereto. The term "Rollover Contribution" means a rollover contribution as described in section 402(c)(5), 403(a)(4), or 408(d)(3) of the Code.

     5.2 VESTED TRANSFERS. An employee or Participant may, with the consent of the Committee, make a Vested Transfer (as defined below) to the Plan. Immediately following the receipt of the Vested Transfer, the Committee shall maintain a special account that reflects the amount of the Vested Transfer and any income, losses, appreciation and depreciation attributable thereto. The term "Vested Transfer" means an amount directly transferred from the Trustee of another tax-qualified retirement plan to this Plan to be held for the benefit of a Participant, except that the Committee will in no event accept such a transfer from a tax-qualified retirement plan to which section 401(a)(11)(B) of the Code is applicable.

SECTION 6 - PARTICIPANTS' ACCOUNTS

     6.1 PARTICIPANTS' ACCOUNTS. On and after the Effective Date, the Trustees will maintain a "Before-Tax Savings Account" in the name of each Participant which will reflect his Before-Tax Savings and the income, losses, appreciation and depreciation attributable thereto and a Non-elective Employer Contribution Account which will reflect the Non-elective Employer Contributions made on his behalf and the income, losses, appreciation and depreciation attributable thereto. Reference to a Participant's "Accounts" means the Before-Tax Savings Account, the Non-elective Employer Contribution Account and Rollover and Vested Transfer Account, if any, maintained in his name. A Participant's interest in all of his Accounts will be fully vested and nonforfeitable at all times.

     6.2 ALLOCATION AND CREDITING OF EMPLOYER CONTRIBUTIONS. Subject to the limitations of subsection 6.3, as of each Accounting Date, the Before-Tax Savings made on behalf of each Participant who elected to have Before-Tax Savings made on his behalf for the period ending on that date will be allocated and credited to the Participant's Before-Tax Savings Account and the Nonelective Employer Contributions made on behalf of each Participant for the period ending on that date will be allocated and credited to the Participants' Non-elective Employer Contribution Account. If, after the allocations specified above, any portion of such contributions remains unallocated, then, to the extent permitted by the provisions of subsection 6.3, such portion shall be credited to and held in a Suspense Account in the Participant's name, to the extent that it does not exceed the sum of the amount contributed by the Employers for that Plan Year as a result of a reasonable error in estimating Participants' Section 415 Compensation (as defined in subsection 6.3) or as a result of such other circumstances as the Commissioner of Internal Revenue may determine. The amount held in the Participant's Suspense Account will be used to reduce the amount of Before-Tax Savings and Non-elective Employer Contributions for that Participant for the next Plan Year (or Plan Years, if necessary).

     6.3 LIMITATION ON AMOUNT CREDITED TO PARTICIPANTS. Notwithstanding any other provision of the Plan, the Annual Additions (as described below) credited to a Participant's Accounts under this Plan for any Plan Year shall not exceed an amount equal to the lesser of:

     (a) $30,000, adjusted for each Plan Year to take into account any applicable cost-of-living adjustment provided for that year pursuant to regulations promulgated by the Secretary of the Treasury or his delegate under section 415(d) of the Code; and

     (b) 25 percent of the Section 415 Compensation (as described below) paid to the Participant in that Plan Year.

A Participant's "Section 415 Compensation" for any Plan Year includes all amounts received as compensation for personal services rendered to an Employer as an employee, including, but not limited to, wages, salaries, bonuses, commissions and fees, but excluding amounts contributed by an Employer to a deferred compensation plan (unless such amounts are elective deferrals), amounts realized from the exercise of a non-qualified stock option or lapse of restrictions on restricted property, or amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option. The term "Annual Additions" means the Before-Tax Savings and Non-elective Employer Contributions credited to a Participant's Accounts during the Plan Year. In the event a Participant herein is also a participant at any time in another defined contribution plan (as described in section 414(i) of the Code) maintained by the Employer or a Related Company, the sum of annual additions (as defined in section 415(c) (2) of the Code) under all plans which are credited to a Participant's accounts in any Plan Year shall not exceed the limitations described in (a) or (b) above, but such limitations shall first be applied to reduce the annual additions under such other defined contribution plan before being applied to reduce annual additions under this Plan.

SECTION 7 - THE TRUST FUND, INVESTMENT FUNDS AND INVESTMENT ELECTIONS

     7.1  THE INVESTMENT FUNDS.

     (a) The "Trust Fund" at any date will consist of all property of every kind then held by the Trustees. The Trust Fund at all times shall consist of at least three investment alternatives (the "Investments Funds") from which the Participants will be entitled to make their investment elections pursuant to Section 7.2. Effective July 1, 2000, the Trust Fund shall include the following as additional Investment
          Funds: the Methode Class A Common Stock Fund, the Methode Class B Common Stock Fund and the Stratos Common Stock Fund. The Investment Funds shall be diversified and materially different in terms of risk and return characteristics. A separate "Fund Account" will be established by the Trustees to reflect the portion, if any, of the Participant's Accounts that is invested in each of the Investment Funds. The Trustees shall also maintain a Loan Fund to reflect the portion, if any, of the Participant's Accounts attributable to any outstanding loans made by the Plan in accordance with subsection 10.8.

     (b) The Methode Class A Common Stock Fund is invested primarily in Class A Common Stock of the Company (hereinafter "Methode Class A Common Stock"). The Trustee will exercise voting and tender rights attributable to all Methode Class A Common Stock held in the Methode Class A Common Stock Fund as directed by the Committee. In directing the Trustee, the Committee will follow the instructions of Participants or Beneficiaries with interests in the Methode Class A Common Stock Fund. With respect to each matter as to which holders of Methode Class A Common Stock have a right to vote, each Participant or Beneficiary will be allocated a number of voting instruction rights reflecting his proportionate interest in the Methode Class A Common Stock Fund as of the most recent Accounting Date. If a Participant or Beneficiary fails or refuses to give the Committee timely instructions as to how to vote any Methode Class A Common Stock, the Committee, to the extent permitted by law, shall instruct the Trustee to vote such Methode Class A Common Stock in the same proportions as results of the instructions received by the Committee from Participants and Beneficiaries on that issue. In the event of a tender offer, each Participant or Beneficiary will be allocated a number of tender instruction rights reflecting his proportionate interest in the Methode Class A Common Stock Fund as of the most recent Accounting Date. The Committee will instruct the Trustee to tender the shares of Methode Class A Common Stock held in the Methode Class A Common Stock Fund in accordance with the total number of tender instruction rights received by the Committee from Participants and Beneficiaries in favor of tendering.

          Notwithstanding any other provisions herein to the contrary, stock of Stratos Lightwave, Inc. credited to the Methode Class A Common Stock Fund as a result of the distribution of the Company's interest in Stratos Lightwave, Inc. to the shareholders of the Company shall automatically be transferred to the Stratos Common Stock Fund immediately upon receipt by the Trust.

          Notwithstanding anything herein to the contrary, no transfers or contributions can be made to or from the Methode Class A Common Stock Fund until the Methode Class A Common Stock and interests under the Plan are registered on a Form S-8 with the Securities and Exchange Commission.

     (c) The Methode Class B Common Stock Fund is invested primarily in Class B Common Stock of the Company (hereinafter "Methode Class B Common Stock"). The Trustee will exercise voting and tender rights attributable to all Methode Class B Common Stock held in the Methode Class B Common Stock Fund as directed by the Committee. In directing the Trustee, the Committee will follow the instructions of Participants or Beneficiaries with interests in the Methode Class B Common Stock Fund. With respect to each matter as to which holders of Methode Class B Common Stock have a right to vote, each Participant or Beneficiary will be allocated a number of voting instruction rights reflecting his proportionate interest in the Methode Class B Common Stock Fund as of the most recent Accounting Date. If a Participant or Beneficiary fails or refuses to give the Committee timely instructions as to how to vote any Methode Class B Common Stock, the Committee, to the extent permitted by law, shall instruct the Trustee to vote such Methode Class B Common Stock in the same proportions as results of the instructions received by the Committee from Participants and Beneficiaries on that issue. In the event of a tender offer, each Participant or Beneficiary will be allocated a number of tender instruction rights reflecting his proportionate interest in the Methode Class B Common Stock Fund as of the most recent Accounting Date. The Committee will instruct the Trustee to tender the shares of Methode Class B Common Stock held in the Methode Class B Common Stock Fund in accordance with the total number of tender instruction rights received by the Committee from Participants and Beneficiaries in favor of tendering.

          Notwithstanding any other provisions herein to the contrary, stock of Stratos Lightwave, Inc. credited to the Methode Class B Common Stock Fund as a result of the distribution of the Company's interest in Stratos Lightwave, Inc. to the shareholders of the Company shall automatically be transferred to the Stratos Common Stock Fund immediately upon receipt by the Trust.

          Notwithstanding anything herein to the contrary, no contributions or transfers may be made to the Methode Class B Common Stock Fund except for plan-to-plan transfers or direct rollovers from the Methode Electronics, Inc. Employee Stock Ownership Plan.

          Notwithstanding anything herein to the contrary, no transfers or contributions can be made to or from the Methode Class B Common Stock Fund until the Methode Class B Common Stock and interests under the Plan are registered on a Form S-8 with the Securities and Exchange Commission.

     (d) The Stratos Common Stock Fund is invested primarily in common stock of Stratos Lightwave, Inc., a Delaware corporation (hereinafter "Stratos Stock"). The Trustee will exercise voting and tender rights attributable to all Stratos Stock held in the Stratos Common Stock Fund as directed by the Committee. In directing the Trustee, the Committee will follow the instructions of Participants or Beneficiaries with interests in the Stratos Common Stock Fund. With respect to each matter as to which holders of Stratos Stock have a right to vote, each Participant or Beneficiary will be allocated a number of voting instruction rights reflecting his proportionate interest in the Stratos Common Stock Fund as of the most recent Accounting Date. If a Participant or Beneficiary fails or refuses to give the Committee timely instructions as to how to vote any Stratos Stock, the Committee, to the extent permitted by law, shall instruct the Trustee to vote such Stratos Stock in the same proportions as results of the instructions received by the Committee from Participants and Beneficiaries on that issue. In the event of a tender offer, each Participant or Beneficiary will be allocated a number of tender instruction rights reflecting his proportionate interest in the Stratos Common Stock Fund as of the most recent Accounting Date. The Committee will instruct the Trustee to tender the shares of Stratos Stock held in the Stratos Common Stock Fund in accordance with the total number of tender instruction rights received by the Committee from Participants and Beneficiaries in favor of tendering.

          Notwithstanding anything herein to the contrary, no transfers or contributions can be made to or from the Stratos Common Stock Fund until the Stratos Stock and interests under the Plan are registered on a Form S-8 with the Securities and Exchange Commission and the Stratos Stock is publicly traded.

     7.2 INVESTMENT ELECTIONS. Each Participant shall elect in whole number multiples of 1% the percentage of contributions made on his behalf that are to be invested in each of the Investment Funds. A Participant may elect to change the Investment Funds in which his future allocations are invested, subject to the following:

     (a)  the election must be in whole number multiples of 1%;

     (b) the election shall be effective only as of the first pay period of the next month; and

     (c) the election must be made in advance at such time and in such manner as the Committee may require.

During any period for which no investment directions for a Participant are on file with the Committee, his contributions will be invested in the American Fund Balanced Fund. Any Suspense Account balances will also be invested in the American Fund Balanced Fund.

     7.3 TRANSFERS BETWEEN INVESTMENT FUNDS. A Participant (or a Beneficiary to whom benefits are being distributed in accordance with paragraph 10.1), may direct that all or a portion of his Account balance (in whole multiples of 1% thereof) be transferred between the Investment Funds, effective as of the business day made by notifying the Committee in such manner as it may require.

     7.4 DESIGNATION OF PLAN AND TRUST AS AN ERISA SECTION 404(c) PLAN. Notwithstanding any provision in the Plan or Trust to the contrary, when a Participant or Beneficiary makes an Investment Fund Election, the Plan and Trust shall constitute a plan described in Section 404(c) of ERISA and the corresponding regulations (29 USC Section 2550.404c-1 to 2) issued by the United States Department of Labor (the "404(c) Regulations"). Accordingly, the Committee shall administer the Plan and Trust in compliance with the 404(c) Regulations and, to that end, shall undertake such actions as are necessary to provide Participants and Beneficiaries with the requisite information, including but not limited to:

     (a)  A statement that the Plan and Trust are intended to be an ERISA
          Section 404(c) plan and that the fiduciaries may therefore be relieved of liability for any losses which are the direct and necessary result of investment instructions given by the Participants or Beneficiaries;

     (b) A description of the Investment Funds available under the Trust, including a general description of each Fund's objectives, risk and return characteristics and the type and diversification of assets comprising the Fund's investment portfolio;

     (c) An identification of any designated investment managers of the Investment Funds;

     (d) A description of the Trust's procedures on how and when investment instructions may be given and that voting, tender and similar direction rights (collectively referred to herein as Shareholder's Rights") may be passed through to the Participants and Beneficiaries under each Investment Fund (to the extent that such rights exist);

     (e) A description of any transaction fees which may be charged to the Plan Accounts in connection with the Investment Funds;

     (f) The name, address and telephone number of the fiduciary from whom the Participant or Beneficiary can obtain, upon request, the information described in paragraph (b)(2)(i)(B)(2) of the 404(c) Regulations pertaining to expenses of the Investment Funds, copies of prospectuses, financial statements and reports, listing of assets comprising the portfolio of an Investment Fund;

     (g) A copy of the most recent prospectus of an Investment Fund immediately following the initial investment of a Participant or Beneficiary, but only if the Investment Fund is subject to the Securities Act of 1933 or the Investment Advisers Act of 1940;

     (h) After the investment direction of a Participant or Beneficiary is implemented, any materials provided to the Plan or Trust relating to the exercise of Shareholder's Rights which correspond and are incidental to a Plan Account of an ownership interest in an Investment Fund, but only to the extent that such rights exist and are derived from an Investment Fund election hereunder, and a description of or reference to the Plan provisions relating to the exercise of such rights;

     (i) A description of the annual operating expenses which reduce the rate of return of each designated investment alternative, and the aggregate amount of such expenses expressed as a percentage of the average net assets;

     (j) Copies of any prospectuses, financial statements and reports relating to the investment alternatives;

     (k) A list of the assets comprising the portfolio of each designated investment alternative, the value of each asset, and where there is a fixed rate investment contract issued by a bank, savings and loan or insurance company, the name of the issuer of the contract, the contract's term and the rate of return; and

     (l) Information concerning the value of shares in available investment alternatives, including past and current investment performance, as well as information concerning investment alternatives held in the account of the participant or beneficiary.

          Notwithstanding any provision contained herein to the contrary, to the extent that a Participant or Beneficiary is entitled to exercise a Shareholder's Right, then such Shareholder's Rights shall be voted or exercised by the Trustee as directed by the Participant or Beneficiary. The Committee shall implement procedures designed to inform the Participants and Beneficiaries of any Shareholder's Rights and to obtain directions to implement such rights. In the event that no direction is provided by a Participant or Beneficiary, then the Trustee and the Committee shall be under no obligation to implement a Shareholder's Right.

SECTION 8 - PLAN ACCOUNTING

     8.1  EARNINGS AND LOSSES.

     (a) On each Accounting Date the Trustees shall determine for the period then ended the sum of the net earnings and losses of each Investment Fund (excluding any gains or losses attributable to Participant loans), which shall reflect accrued but unpaid interest, dividends, gains or losses realized from the sale, exchange or collection of assets, other income received, appreciation or depreciation in the fair market value of assets, administration expenses, and taxes and other expenses paid. The determination of fair market value and net earnings and losses may be made in part or entirely by the Trustees, or in part or entirely by such other persons, or with such other assistance, as the Trustees in their sole discretion shall deem desirable. In determining the fair market value of Trust assets, the Trustees shall use current market prices or quotations, or for those assets for which they are unavailable, the Trustees shall use such values as they deem fair; and the Trustees' determination shall be conclusive upon all persons.

     (b) On each Accounting Date before any other allocations as of such date, the Committee shall allocate the net income or net loss of each Investment Fund determined under subsection (a) above for the period then ended, among and credit it to, the Accounts of Participants having credits in the Plan on said Accounting Date (adjusted for all withdrawals, distributions, and loans if any, made since the last Accounting Date). Such allocations shall be made in the proportion that the net credit in the Accounts of each Participant on said date in the Investment Fund bears to the total net credits in the Accounts of all such Participants invested in the Investment Fund on said date.

     8.2 STATEMENT OF ACCOUNTS. As soon as practicable after the last day of each Plan Year and October 31 of each Plan Year (or more often, as the Committee may determine from time to time), the Committee will cause the Trustees to deliver to each Participant a statement of his Investment Fund Account balances as of that date. The statement shall include all contributions, earnings and losses, loan activity and transfers, as well as the Participant's opening and closing balances for each Account and each Investment Fund.

SECTION 9 - TERMINATION DATE

          A Participant's "Termination Date" will be the date on which his employment with the Employers and the Related Companies is terminated for any reason.

SECTION 10 - DISTRIBUTION OF ACCOUNT BALANCES

     10.1 MANNER OF MAKING PAYMENTS. Subject to the following provisions of this
Section 10, the entire balances of the Accounts of a Participant, as at the Accounting Date coincident with or next following his Termination Date (after all adjustments then required under the Plan are made), will be distributable to or for the benefit of the Participant or, in the event of his death, to the benefit of his Beneficiary by either of the following methods:

     (a)  By payment in a lump sum; or

     (b) By payment in a series of substantially equal annual or more frequent installments over a period not exceeding the greater of:

          (i)  the Participant's life expectancy, or

          (ii) the joint and last survivor life expectancy of the Participant and a Designated Beneficiary.

If a distribution is made to or for the benefit of a Participant's Beneficiary on account of the Participant's death before commencement of payment in accordance with either paragraph (a) or (b) above, such distribution will normally be completed within five (5) years after the Participant's death, except that:

          (A) if the distribution is payable to a Designated Beneficiary who is not the Participant's surviving spouse, it may be payable over a period not extending beyond the life expectancy of such person, commencing not later than one year after the date of the Participant's death (or such later date as the Secretary of the Treasury may prescribe), or

          (B) if the distribution is payable to a Designated Beneficiary who is the surviving spouse of the Participant, it may be payable over a period not extending beyond the life expectancy of such surviving spouse, and it may commence not later than one year after the date of the Participant's death or, if later, the date the Participant would have attained age 70-1/2 years had he lived.

     A Participant whose Account balance exceeds $5,000 shall select the method of distributing his benefits to him, subject to this subsection 10.1. Any Participant whose Account balance is $5,000 or below will receive a lump-sum distribution. A Participant, if he so desires, may direct how his benefits are to be paid to his Beneficiary. The Committee shall select the method of distri buting the Participant's benefits to his Beneficiary if the deceased Participant did not file a direction with the Committee. However, where distribution has commenced, pursuant to paragraph (b) of this subsection, prior to the Participant's death, the remaining portions of the Participant's Accounts will be distributed to the Participant's Beneficiary at least as rapidly as the installment payments otherwise selected by the Participant prior to death. The Committee may direct the Trustees to make distributions in cash or in property, or partly in each, provided property is distributed at its fair market value as of the date of distribution, as determined by the Committee. For purposes of this subsection, the life expectancy of a Participant, the life expectancy of the Participant's spouse and the joint and last survivor expectancy of the Participant and the Participant's spouse may be redetermined on an annual basis. Furthermore, under regulations prescribed by the Secretary of the Treasury pursuant to section 401(a) (9) of the Code, any amount paid to a child of a deceased Participant shall be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching the age of majority (or other designated event permitted under said regulations).

     10.2 TIME FOR DISTRIBUTION. Distribution of a Participant's benefits will normally be made or commenced as soon as practicable following a Participant's Termination Date, but not later than the 60th day next following the close of the Plan Year during which his Termination Date occurs. Such distribution may not, however, be made or commenced later than the April 1 of the calendar year next following the later of (a) the calendar year in which he attains age 70-1/2 years; or (b) except in the case of a Participant who is a 5% owner of an Employer, the calendar year in which he retires. However, an active Participant may elect to commence benefit payments as of the April 1 of the calendar year next following the calendar year in which he attains age 70-1/2 .

     Notwithstanding the times prescribed above, if a Participant dies before his entire account balances have been distributed, distributions will be made not later than the times prescribed in subsection 10.1.

     10.3 FACILITY OF PAYMENT. Notwithstanding the provisions of subsection 10.1, if a Participant or other person entitled to benefits under the Plan is under a legal disability, the Committee shall direct the Trustees to make payment to a relative or a friend of that person for his benefit, until claim is made by a conservator or other person legally charged with the care of that person or of his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate. Any payment of a benefit or installment thereof in accordance with the pro visions of this subsection 10.3 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

     10.4 INTERESTS NOT TRANSFERABLE. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except as otherwise provided in subsection 10.10.

     10.5 ABSENCE OF GUARANTY. Neither the Employers, the Committee, nor the Trustees in any way guarantee the Trust Fund from loss or depreciation. The liability of the Trustees to make any payment is limited to the available assets of the Trust Fund.

     10.6 DESIGNATION OF BENEFICIARY. In the event of the death of a married Participant, the Participant's entire account balances will be paid to his surviving spouse, except as otherwise provided below. Each Participant from time to time, by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits, provided, however, if a married Participant designates a beneficiary other than his spouse, his spouse must consent in writing to such designation and acknowledge in writing the effect of such designation and such consent and acknowledgment must be witnessed by a notary public or a Committee member. Any such designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage and any consent of a spouse shall be effective only as to that spouse. A beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all beneficiary designation forms signed earlier. If a deceased Participant failed to designate a Beneficiary as provided above, or if the Designated Beneficiary of a deceased Participant dies before him or before complete payment of the Participant's benefits, the Committee will direct the Trustees to pay the Participant's benefits as follows:

     (a)  to the surviving spouse of the Participant, if any; or

     (b) if the Participant leaves no surviving spouse, to the estate of the Participant.

The term "Designated Beneficiary" as used in the Plan means the person or persons designated by a Participant as his Designated Beneficiary on the last effective beneficiary designation form filed with the Committee under this subsection 10.6 and to whom a deceased Participant's benefits are payable under the Plan. The term "Beneficiary" as used in the Plan means the person or persons to whom a deceased Participant's benefits are payable under this subsection.

     10.7 MISSING PARTICIPANTS OR BENEFICIARIES. Each Participant and each Designated Beneficiary must file with the Committee from time to time in writing his mailing address and each change of mailing address. Any communication, statement or notice addressed to a Participant or Designated Beneficiary at his last post office address filed with the Committee, or if no address is filed with the Committee then, in the case of a Participant, at his last mailing address as shown on the Employers' records, will be binding on the Participant and his Designated Beneficiary for all purposes of the Plan. Neither the Employers, the Committee nor the Trustees will be required to search for or locate a Participant or Designated Beneficiary.

     10.8 LOANS TO PARTICIPANTS. While it is the primary purpose of the Plan to accumulate funds for the Participants when they retire, it is recognized that under some circumstances it is in the best interests of Participants to permit loans to be made to the Participants while they continue to be employed by the Employers. Accordingly, the Committee, in its sole discretion and upon written request by a Participant or a "Qualifying Individual" (as defined below) and submitted on a form furnished by the Committee, may, in a nondiscriminatory manner, make a loan from the Trust Fund to the Participant or Qualifying Individual for any purpose which the Committee believes would be desirable and in the best interest of such Participant or Qualifying Individual. Participants and Qualifying Individuals may borrow against their Before-Tax Savings Account and Rollover and Vested Transfer Account balances. A Qualifying Individual is a Participant who has experienced a Termination Date, has an Account balance under the Plan and is a "party in interest" (including employees, officers and directors of an Employer, Plan fiduciaries and other individuals specified in section 3(14) of ERISA). Notwithstanding any other provision, the amount of such loan shall not be less than $1,000 and together with the unpaid balances of any other outstanding loans and accrued interest under this Plan and all other qualified employer plans (as defined in sections 401(a), 403(a) and 403(b) of the Code), shall be within the following limits:

     (a) If the total balance of the Participant's or Qualifying Individual's Accounts is between $2,000 and $50,000, the Participant or Qualifying Individual may borrow up to one-half of the balance of his Accounts; or

     (b) If the total balance of the Participant's or Qualifying Individual's Accounts are $50,000 or more, the Participant or Qualifying Individual may borrow up to the lesser of:

          (i)  one-half of the balance of his Accounts; or

          (ii) $50,000, reduced by the excess (if any) of:

               (A) the highest outstanding balance of loans under the Plan and all other qualified employer plans during the 1-year period ending on the day before the date on which such loan was made, over

               (B) the outstanding balance of such outstanding loans on the date on which such loan was made.

The Participant or Qualifying Individual may pledge as security for such loan the balances of his Accounts. The principal of such loan must be repaid within 5 years after the date the loan is made, unless the proceeds of the loan are used to purchase the Participant's or Qualifying Individual's principal place of residence, in which case the Committee may authorize a repayment schedule of up to 15 years. Each such loan shall be evidenced by a written note providing for repayment over a fixed period and interest at one percentage point above the prime commercial lending rate then in effect at Continental Bank, N.A. The Participant must authorize that repayment of the amount of the loan be made by payroll deduction. Qualifying Individuals must repay the loan by cash, check or automatic deposit to the Plan. Repayment shall be made in substantially equal amounts and not less frequently than quarterly. All repayments of principal and payments of interest will be credited in accordance with the provisions of subsection 8.1. Prepayment of the entire principal is permitted at any time without penalty.

     If, on the date on which a Participant or Qualifying Individual is entitled to a distribution, any loan or portion of a loan made to him, together with the accrued interest thereon, remains in default, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant's or Qualifying Individual's Accounts after all other adjustments required under the Plan have been made, but before any payment or distribution is made pursuant to the foregoing provisions of this Section 10. In the event of default by a Participant or Qualifying Individual, any portion of the loan remaining unpaid, together with the interest accrued thereon, shall be charged to the Participant's or Qualifying Individual's Accounts as of the Accounting Date next following the earlier of the date the Participant or Qualifying Individual attains age 59 1/2 or terminates employment with the Employers and Related Companies, unless such default is corrected by such Accounting Date.

     Subject to the provisions of Section 7, when a Participant or Qualifying Individual receives a loan, his promissory note will be held in a Loan Fund Investment Account earmarked for his benefit. A Participant or Qualifying Individual shall select the Fund Account to which the amount is charged for loan purposes, subject to the sufficiency of the applicable Investment Fund at the time the loan is made. There will be charged to the Participant's or Qualifying Individual's Accounts an annual maintenance fee and a service charge for processing the loan in such amount as the Committee shall decide. The Participant's or Qualifying Individual's Loan Fund Investment Account will not share in any income, expense, gain or loss of the Trust Fund, and other Participants' Accounts will not share in payments made with respect to the Loan. The balance of a Participant's or Qualifying Individual's Accounts, upon which a loan under this subsection 10.8 may be made, will be determined as of the next preceding Accounting Date. A Participant may have only one outstanding loan at any time and may only file one loan application per year. The Committee may establish reasonable procedures for processing loan requests.

     10.9 HARDSHIP WITHDRAWALS. A hardship withdrawal may be made only if: (1) the withdrawal is on account of an immediate and heavy financial need of the Participant; and (2) the withdrawal does not exceed the amount necessary to satisfy the immediate and heavy financial need. The Participant may withdraw only Before-Tax Savings credited to his Before-Tax Savings Account (and the earnings thereon, if any, credited prior to January 1, 1989) and Rollovers and Vested Transfers credited to his Rollover and Vested Transfer Account. Any request for a withdrawal in accordance with this subsection 10.9 shall be in writing filed with the Committee in such form and at such time as the Committee may require. A Participant will be deemed to have an immediate and heavy financial need if such withdrawal is for the purpose of: (1) unpaid medical expenses of the Participant, his spouse or a dependent, whether previously incurred, or to be incurred, which may not be reimbursed by a health care insurer, (2) down payment or closing costs for the purchase of a Participant's principal residence; (3) the post-secondary tuition for up to 12 months following the date of the hardship withdrawal request of the Participant, his spouse or dependent; or (4) the prevention of the eviction from or the foreclosure on a Participant's principal residence. A distribution will be deemed not to exceed the amount necessary to meet the immediate and heavy financial need if: (1) the amount of withdrawal under this subsection 10.9 does not exceed the amount necessary to satisfy his immediate and heavy financial need; (2) he has received all permissible distributions under this Plan and has taken all loans available under any other tax-qualified plan of an Employer; (3) his ability to make Before-Tax Savings is suspended for a period of 12 months following a withdrawal under this subsection 10.9; and (4) the amount of the Participant's Before-Tax Savings for the Plan Year next following the Plan Year in which a hardship withdrawal pursuant to this subsection 10.9 is made, is reduced by the amount of Before- Tax Savings, if any, made by the Participant during the Plan Year in which such a withdrawal was made. The Fund Account(s) to be charged for hardship withdrawal purposes shall be selected by the Participant.

     10.10 WITHDRAWALS AFTER AGE 59-1/2. A Participant may withdraw all or any of the balances in his Accounts after he has attained age 59-1/2. Pursuant to procedures adopted by the Committee and pursuant to Section 10.12 of the Plan, in lieu of a withdrawal under this Section 10.10, a Participant may direct that all or part of the balances in his Accounts be transferred to an "eligible retirement plan" as defined in Code section 401(a)(31)(D); provided, however, that any such transfer is $200 or more.

     10.11 QUALIFIED DOMESTIC RELATIONS ORDER. In addition to payments made under this Section 10 on account of a Participant's Termination Date, payments may be made to an Alternate Payee (as defined below) prior to, coincident with, or after a Participant's Termination Date if made pursuant to a Qualified Domestic Relations Order. In any event, however, payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order may not commence prior to the earlier of (i) the date on which the Participant to whom the Qualified Domestic Relations Order relates is entitled to a distribution under the Plan; or (ii) the later of (a) the date on which such Participant attains age 50 or (b) the earliest date on which such Participant could begin receiving benefits under the Plan if the Participant had separated from service. In addition, a distribution may also be made to an Alternate Payee under a Qualified Domestic Relations Order regardless of whether the Participant has attained the earliest retirement age (as defined above and in section 414(p)) if:

          (1) the order specifies distribution at the earlier date or permits an agreement between the Plan and the Alternate Payee authorizing an earlier distribution; and

          (2) the Alternate Payee consents to a distribution prior to the Participant's earliest retirement age if the present value of the Alternate Payee's benefits under the Plan exceeds $5,000.

     The term "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which:

     (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant;

     (b) is made pursuant to a State domestic relations law (including a community property law);

     (c) creates or recognizes the existence of an Alternative Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to the Participant;

     (d) clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount and percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies and each plan to which such order applies; and

     (e) does not require the Plan to provide (i) any form or type of benefit, or any option, not otherwise provided under the Plan, (ii) increased benefits, or (iii) benefits to an Alternate Payee which are required to be paid to another payee under another order previously determined by the Committee to be a Qualified Domestic Relations Order.

The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders, including the establishment of segregated accounts for Alternate Payees. The term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

     10.12 DIRECT ROLLOVERS.

     (a) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (b)  DEFINITIONS

          (i) Eligible Rollover Distribution: An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a) (9) of the Code; any hardship distribution described in section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (ii) Eligible Retirement Plan: An "Eligible Retirement Plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (iii) Distributee: A "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (iv) Direct Rollover: A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     (c) If a distribution is one to which Sections 401(a) (11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section l.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

     10.13 FEDERAL INCOME TAX WITHHOLDING. The amount distributed to a Participant or Beneficiary under the Plan shall, notwithstanding any provision herein to the contrary, be reduced to the extent necessary to comply with income tax withholding rules under the Code.

SECTION 11 - THE COMMITTEE

     11.1 MEMBERSHIP. The Committee referred to in subsection 1.3 shall consist of one or more members appointed by the Board of Directors of the Company. The members of the Committee shall be the "named fiduciaries" (as described in section 402 of ERISA) under the Plan. In controlling and managing the operation and administration of the Plan, the Committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The Committee, by unanimous written consent, may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the Committee members or by an authorized Committee member shall be conclusive in favor of any person (including the Trustees) acting in reliance thereon.

     11.2 RIGHTS, POWERS AND DUTIES. The Committee shall have such authority as may be necessary to discharge its responsibilities under the Plan, including the following rights, powers and duties:

     (a)  To interpret and construe the provisions of the Plan.

     (b) To adopt such rules of procedure and regulations as are consistent with the provisions of the Plan and as it deems necessary and proper.

     (c) To determine all questions relating to eligibility, benefits and other Plan rights of employees, Participants and Beneficiaries.

     (d) To maintain adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

     (e)  To direct all benefit payments under the Plan.

     (f) To furnish the Employers with such information with respect to the Plan as may be required by them for tax or other purposes.

     (g)  To establish the investment policy and objectives for the Plan.

     11.3 DELEGATION BY COMMITTEE. In exercising its authority to control and manage the operations and administration of the Plan, the Committee may employ agents and counsel (who may also be employed by the Employers) and to delegate to them such powers as the Committee deems desirable.

     11.4 APPLICATION OF RULES. The Committee shall operate and administer the Plan in a uniform and nondiscriminatory manner.

     11.5 INFORMATION TO BE FURNISHED TO THE COMMITTEE. The Employers shall furnish to the Committee such data and information as may be required. The records of the Employers as to an employee's or Participant's period of employment, termination of employment, leave of absence, reemployment and
Section 415 Compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as it considers desirable to carry out the Plan.

     11.6 COMMITTEE'S DECISION FINAL. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by it in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the committee shall make such adjustments on account thereof as it considers equitable and practicable.

     11.7 REMUNERATION AND EXPENSES. No remuneration shall be paid to any Committee member as such. However, the reasonable expenses of a Committee member incurred in the performance of a Committee function shall be reimbursed by the Company.

     11.8 EXERCISE OF COMMITTEE'S DUTIES. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants in the Plan and other persons entitled to benefits thereunder, and;

     (a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits thereunder; and

     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     11.9 INDEMNIFICATION OF THE COMMITTEE. To the extent permitted under ERISA and other applicable law, the Committee and the individual members thereof shall be indemnified by the Em ployers against any and all liabilities, losses, costs, and expenses (including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against the Committee if the Committee or such member did not, in the opinion of the Board of Directors of the Company, act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

     11.10 RESIGNATION OR REMOVAL OF COMMITTEE MEMBER. A Committee member may resign at any time by giving ten days' advance written notice to the Employers, the Trustees and the Committee members. The Company may remove a Committee member by giving written notice to him, the other Employers, the Trustees and the other Committee members.

     11.11 APPOINTMENT OF SUCCESSOR COMMITTEE MEMBER. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other members, the other Employers and the Trustees. While there is a vacancy in the membership of the Committee, the remaining members shall have the same powers as the full Committee until the vacancy is filled.

     11.12 INTERESTED COMMITTEE MEMBER. A member of the Committee may not decide or determine any matter or question concerning his own benefits under the Plan or as to how they are to be paid to him unless such decision could be made by him under the Plan if he were not a member of the Committee.

SECTION 12 - AMENDMENT AND TERMINATION

     12.1 AMENDMENT. While the Employers expect and intend to continue the Plan, the Company must necessarily reserve and does reserve the right, subject to the provisions of Article VII of the Trust Agreement, to amend the Plan at any time, except that no amendment shall reduce a Participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the date of the amendment.

     12.2 TERMINATION. The Plan will terminate as to all of the Employers on any day specified by the Company. The Plan will terminate as to any Employer on the first to occur of the following:

     (a)  the date it is terminated by that Employer;

     (b) the date that Employer formally elects to completely discontinue its contributions under the Plan;

     (c)  the date that Employer is judicially declared bankrupt or insolvent;
          or

     (d) the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 12.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

     12.3 MERGER AND CONSOLIDATION OF PLAN, TRANSFER OF PLAN ASSETS. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other Plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolida tion or transfer if the Plan had then terminated.

     12.4 VESTING AND DISTRIBUTION ON TERMINATION AND PARTIAL TERMINATION. On termination of the Plan in accordance with subsection 12.2 or on partial termination of the Plan, as applied to any Employer, by operation of law the date of termination or partial termination, as the case may be, will be an Accounting Date and, after all adjustments then required have been made, each affected Participant's benefits will be nonforfeitable. If, on termination of the Plan, as applied to any Employer, a Participant remains an employee of an Employer or Related Company, the amount of his benefits shall be retained in the Trust until after his termination of employment with all of the Employers and Related Companies and shall be paid to him or, in the event of his death, to his Beneficiary in accordance with the provisions of Section 10. The benefits payable to a Participant whose employment with all the Employers and Related Companies is terminated coincident with the termination of the Plan as applied to his Employer (and the benefits payable to an affected Participant on partial termination of the Plan) shall be paid to him in accordance with the provisions of Section 10. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them.

     12.5 NOTICE OF AMENDMENT, TERMINATION OR PARTIAL TERMINATION. Affected Participants and Beneficiaries will be notified of an amendment, termination or partial termination of the Plan as required by law.

SECTION 13 - TOP-HEAVY PROVISIONS

     If, as of the day next preceding the beginning of any Plan Year or, in the case of the Plan Year which commences on the Effective Date, the last day of that Plan Year (the "Determination Date"), the Plan is a "top-heavy plan" (determined in accordance with the provisions of section 416(g) of the Code), that is, the aggregate present value of the accrued benefits and account balances of all "Key Employees" (within the meaning of section 416(i) of the Code and for this purpose using the definition of Compensation described in subsection 4.7) and their Beneficiaries exceeds sixty percent of the aggregate present value of the accrued benefits and account balances of all Participants and Beneficiaries, the amendments specified in this Section 13 will automatically become effective as of the first day of the Plan Year. For purposes of the above sentence, the aggre gate present value of the accrued benefits and account balances of a Participant who has not performed any services for the Employer during the five year period ending on the Determination Date shall not be taken into account. This calculation is made in accordance with section 416(g) of the Code, taking into consideration plans which are considered part of the Aggregation Group. The term "Aggregation Group" shall include each plan of an Employer or Related Company which includes a Key Employee and each plan of the Employer or Related Company which allows the Plan to meet the requirements of sections 401(a) (4) or 410 of the Code and may include any other plan of an Employer or Related Company, if the Aggregation Group would continue to meet the requirements of sections 401(a) (4) and 410 of the Code. The amendment that will take effect under this Section 13 is as follows:

     Subsection 6.2 will be modified to provide that the aggregate amount of Employer contributions allocated in each Plan Year to the accounts of each Participant who is not a Key Employee under this Plan and Methode Electronics, Inc. Employee Stock Ownership Plan for any Plan Year, may not be less than the lesser of:

     (i)  three percent of his Compensation for the Plan Year; or

     (ii) a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the accounts under this Plan and Methode Electronics, Inc. Employee Stock Ownership Plan for any Plan Year of any Key Employee divided by that employee's Compensation.

The preceding provisions will remain in effect for the period in which the Plan is top-heavy. If, for any particular year thereafter, the Plan is no longer top-heavy, the Company may amend or delete such provisions from the Plan.

SECTION 14 - SPECIAL PROVISIONS

     14.1 DIRECT TRANSFERS FROM METHODE ESOP. Notwithstanding anything else herein, Methode Class A and Methode Class B Common Stock transferred to this Plan from the Methode Electronics, Inc. Employee Stock Ownership Plan in a plan-to-plan transfer intended to comply with the provisions of Code section 414(l) shall be subject to the following restrictions and such other restrictions deemed necessary by the Committee to comply with Code section 414(l):

     (a)  the transferred stock shall be separately accounted for;

     (b) the transferred Methode Class A Common Stock shall be invested in the Methode Class A Common Stock Fund;

     (c) the transferred Methode Class B Common Stock shall be invested in the Methode Class B Common Stock Fund;

     (d) the transferred stock shall at all times remain invested in the Methode Class A Common Stock Fund or the Methode Class B Common Stock Fund unless the Participant elects to transfer the transferred stock to another Investment Fund under the Plan other than the Methode Class A Common Stock Fund or the Methode Class B Common Stock Fund, in which case the transfer shall be deemed to be a direct rollover from one qualified plan to another under Code section 401(a)(31) and the assets transferred will no longer be subject to the restrictions of this subsection 14.1;

     (e) if elected by a Participant, Stratos Stock distributed with respect to Methode Class A Common Stock or Methode Class B Common Stock subject to this subsection 14.1 in connection with the spinoff of Stratos Lightwave, Inc. from the Company may be exchanged for Methode Class A Common Stock or disposed of and the proceeds used to purchase Methode Class A Common Stock within 90 days following the spinoff (or such longer period as may be permitted by Code section 402(j)) and such Methode Class A Common Stock will continue to be subject to the restrictions of this subsection 14.1. Unless a Participant makes the election described in the preceding sentence, such Stratos Stock will be transferred to the Stratos Common Stock Fund, in which case the transfer shall be deemed to be a direct rollover from one qualified plan to another under Code section 401(a)(31) and the transferred Stratos Stock will no longer be subject to the restrictions of this subsection 14.1.

Methode Class A and Methode Class B Common Stock transferred to this Plan from the Methode Electronics, Inc. Employee Stock Ownership Plan shall be presumed to be transferred in a direct rollover pursuant to Code Section 401(a)(31) unless the Participant elects to have the transfer treated as a plan-to-plan transfer intended to comply with the provisions of Code section 414(l).

     14.2 EFFECT OF SPINOFF OF STRATOS LIGHTWAVE, INC. FROM METHODE. Following the spinoff of Stratos Lightwave, Inc. from Methode Electronics, Inc., the account balances of Participants employed and former Participants previously employed by Stratos Lightwave, Inc. may at the election of the Committee be spun off into a separate defined contribution plan sponsored by Stratos Lightwave, Inc. in a transaction that complies with Code section 414(l). In the event of such a plan spinoff, and if elected by a Participant, Methode Class A Common Stock and Methode Class B Common Stock subject to the restrictions of subsection 14.1 that would otherwise be transferred to the spunoff plan may prior to the transfer be exchanged for Stratos Common Stock or disposed of and the proceeds used to purchase Stratos Common Stock within 90 days following the spinoff (or such longer period as may be permitted by Code section 402(j)).

     IN WITNESS WHEREOF, the Company has caused this Plan to be signed by a duly authorized officer on its behalf as of the _______ day of _________________, 2000.


                                        METHODE ELECTRONICS, INC.



                                       By:
                                          -------------------------------------